Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR SECOND QUARTER 2016

•	Assisted 19,729 struggling homeowners through completed loan modifications, up 19% from first quarter 2016

•	First quarter over quarter increase in revenue since Q1 2015 - $42 million increase

•	Generated Cash from Operating Activities of $31 million

•	Lending volume 35% higher than prior quarter

•	Automotive Capital Services continued geographic expansion, doubling outstanding receivables

West Palm Beach, FL – (July 27, 2016) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a net loss of $(87.2) million, or $(0.71) per share, for the three months ended June 30, 2016.

Second Quarter 2016 Results

Pre-tax loss for the second quarter of 2016 was $(96.4) million, a $5.7 million improvement from the first quarter of 2016. Pre-tax results were impacted by a number of significant items including but not limited to: $(40.1) million of legal defense costs and settlement expense related to the previously disclosed settlement in principle of the two Fisher cases, $(28.1) million of monitor costs, a $(15.0) million reserve for a potential future regulatory settlement, $(11.4) million of unfavorable interest rate driven fair value changes related to GNMA and GSE mortgage servicing rights (MSRs) (excluding runoff), and $(4.3) million in interest expense under our agreements with New Residential Investment Corp. (NRZ) related to last year’s S&P servicer ranking downgrade. This was the final quarter in which we will incur this NRZ-related expense. Adjusting for these items, pre-tax income was $2.5 million. In addition, for the first time since the first quarter of 2015, the Company saw an increase in revenue versus the prior quarter.

The Servicing segment recorded a $(14.7) million pre-tax loss inclusive of $(11.4) million of GNMA and GSE MSR fair value changes (excluding runoff), $(10.1) million of Fisher-related litigation expense and the $(4.3) million of NRZ-related expense noted above. This represents a $53.6 million or 78% improvement versus the first quarter of 2016.

The Lending segment, which had a 35% increase in origination volume over the first quarter of the year, recorded a $7.5 million pre-tax gain for the second quarter of 2016, a $5.5 million improvement versus the prior quarter.

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The new Automotive Capital Services business continued to make progress, increasing loans outstanding by $8.6 million or 110% in the second quarter. The business is now operating in 21 markets and has approved credit facilities with 40 auto dealerships totaling $38 million.

“We are pleased to see the progress being made in our core businesses and new initiatives. We also continue to put additional legacy issues, such as the Fisher cases, behind us. While we still have more to do on various fronts, we are moving towards returning to profitability in our core operations while growing our asset-generation activities,” commented Ron Faris, President and CEO. Mr. Faris went on to say “We continue to invest in risk management, compliance, service excellence and technology. We maintain our leadership in helping families struggling with their mortgage payments as evidenced by our number one status in the Home Affordable Modification Program (HAMP) and our numerous, well-regarded community outreach efforts. Our growth in mortgage lending and Automotive Capital Services are gratifying early indicators of potential success in new initiatives that can allow us, over time, to drive earnings growth.”

Additional Business Highlights

•	The constant pre-payment rate (CPR) increased from 12.7% in the first quarter of 2016 to 14.2% in the second quarter of 2016. In the second quarter of 2016, prime CPR was 17.9%, and non-prime CPR was 11.7%.
•	Delinquencies decreased from 13.0% at March 31, 2016 to 11.9% at June 30, 2016, primarily driven by higher collections and loss mitigation efforts.
•	Completed 19,729 modifications in the quarter, 55% of which were HAMP modifications. 39% of modifications included some form of principal reduction.
•	In the second quarter of 2016, Ocwen originated forward and reverse mortgage loans with unpaid principal balance (UPB) of $1.1 billion and $207.0 million, respectively.
•	Our reverse mortgage portfolio ended the quarter with an estimated $106.9 million in undiscounted future gains from future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.
•	Reduced CFPB consumer complaints by 26%, the largest reduction of any major mortgage company, for the three month period from February to April of 2015 to the same three month period of 2016.
•	Announced collaboration with NID Housing Counseling Agency to foster homeownership and prevent foreclosures in California
•	On July 19, 2016, used proceeds from the sale of $3.3 billion in UPB of non- and re-performing MSRs to pay down an additional $26.3 million of the Senior Secured Term Loan. Following this payment there is approximately $342.7 million outstanding on the loan.

Year-Over-Year Comparison

Ocwen generated second quarter revenue of $373.1 million, down (19.5)% compared to the second quarter of 2015. Year-over-year results were primarily affected by the impact of sales of MSRs in 2015 and portfolio run-off. Expenses were up $32.8 million or 9.3% compared to the second quarter of 2015. Adjusting for (1) $40 million of Fisher litigation related fees and settlement expenses and a $15 million reserve for a potential future regulatory settlement recorded in the second quarter of 2016, (2) $22 million higher monitor expenses and $33 million unfavorable GNMA and GSE MSR fair value changes (driven by lower interest rates) compared to the second quarter of 2015 and (3) $15 million of strategic advisor related expenses in the second quarter of 2015, expenses were (18)% lower than the second quarter of 2015 primarily driven by the reduction in the size of the servicing portfolio as well as management focus on the Company’s ongoing cost improvement initiatives. Cash Flows provided by Operating Activities were $31.3 million for the three months ended June 30, 2016, compared to $209.9 million for the same period last year, which had included $140.0 million of cash generated from the transfer of previously sold advances and $55.6 million of favorable working capital changes from loans held for sale.

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The Company reported a net loss of $(198.4) million, or $(1.60) per share, for the six months ended June 30, 2016, as compared to net income of $44.3 million, or $0.35 per share, for the six months ended June 30, 2015. Ocwen generated revenue of $703.8 million for the six months ended June 30, 2016, down (27.7)% from $973.7 million for the six months ended June 30, 2015. Expenses were $713.7 million, down $(16.9) million or (2.3)% for the six months ended June 30, 2016, compared to expenses of $730.6 million for the six months ended June 30, 2015. Cash flows provided by Operating Activities were $172.2 million for the six months ended June 30, 2016, compared to $535.0 million for the same period last year.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Wednesday, July 27, 2016, at 5 p.m., Eastern Time, to discuss its financial results for the second quarter of 2016. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholder Relations” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, originates and services loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our servicer and credit ratings as well as other actions from various rating agencies, including the impact of downgrades of our servicer and credit ratings; adverse effects on our business as a result of regulatory investigations or settlements; reactions to the announcement of such investigations or settlements by key counterparties; increased regulatory scrutiny and media attention; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices, including uncertainty related to past, present or future investigations and settlements with state regulators, the CFPB, State Attorneys General, the SEC, Department of Justice or HUD and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to contain and reduce our operating costs, including our ability to successfully execute on our cost improvement initiative; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with debt covenants, including the financial and other covenants contained in them; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the year ended December 31, 2015 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, such as our references to adjusted pre-tax income. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information may be found on Ocwen’s website.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com

Residential Servicing Statistics (Unaudited) (Dollars in thousands)

	At or for the Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Total unpaid principal balance of loans and REO serviced	$229,276,001	$237,081,036	$250,966,112	$288,069,149	$321,670,579

Non-performing loans and REO serviced as a% of total UPB (1)	11.9%	13.0%	13.7%	13.1%	13.0%

Prepayment speed (average CPR)(2) (3)	14.2%	12.7%	13.3%	14.7%	15.7%
(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.
(2)	Average CPR for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3) Average CPR for the three months ended June 30, 2016 includes 17.9% for prime loans and 11.7% for non-prime loans.

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Segment Results (Unaudited)
(Dollars in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Servicing
Revenue	$325,120	$423,207	$632,547	$894,332
Expenses	260,275	284,413	537,171	622,325
Other expense, net	(79,553)	(94,215)	(178,340)	(180,707)
Income (loss) before income taxes	(14,708)	44,579	(82,964)	91,300

Lending
Revenue	35,376	39,312	58,660	77,059
Expenses	28,657	26,586	50,457	50,372
Other income, net	815	1,719	1,329	3,742
Income before income taxes	7,534	14,445	9,532	30,429

Corporate Items and Other
Revenue	12,558	755	12,604	2,362
Expenses	96,086	41,276	126,047	57,971
Other expense, net	(5,696)	(6,003)	(11,648)	(10,791)
Loss before income taxes	(89,224)	(46,524)	(125,091)	(66,400)

Corporate Eliminations
Revenue	—	(23)	—	(58)
Expenses	—	(23)	—	(58)
Other income (expense), net	—	—	—	—
Income (loss) before income taxes	—	—	—	—

Consolidated income (loss) before income taxes	$(96,398)	$12,500	$(198,523)	$55,329
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Servicing and subservicing fees	$307,262	$396,983	$604,758	$843,524
Gain on loans held for sale, net	27,857	45,132	43,429	89,636
Other revenues	37,935	21,136	55,624	40,535
Total revenue	373,054	463,251	703,811	973,695

Expenses
Compensation and benefits	98,422	105,843	194,671	210,987
Amortization of mortgage servicing rights	8,347	31,586	21,153	70,080
Servicing and origination	89,987	52,558	185,679	154,360
Technology and communications	32,709	41,260	59,578	80,611
Professional services	121,399	72,369	192,306	129,300
Occupancy and equipment	20,708	28,773	45,453	54,487
Other	13,446	19,863	14,835	30,785
Total expenses	385,018	352,252	713,675	730,610

Other income (expense)
Interest income	5,140	5,038	9,330	10,613
Interest expense	(91,033)	(124,897)	(197,122)	(244,293)
Gain on sale of mortgage servicing rights, net	853	30,306	2,028	56,712
Other, net	606	(8,946)	(2,895)	(10,788)
Total other expense, net	(84,434)	(98,499)	(188,659)	(187,756)

Income (loss) before income taxes	(96,398)	12,500	(198,523)	55,329
Income tax expense (benefit)	(9,180)	2,594	(104)	11,034
Net income (loss)	(87,218)	9,906	(198,419)	44,295
Net income attributable to non-controlling interests	(160)	(168)	(290)	(202)
Net income (loss) attributable to Ocwen stockholders	$(87,378)	$9,738	$(198,709)	$44,093

Earnings (loss) per share attributable to Ocwen common stockholders
Basic	$(0.71)	$0.08	$(1.60)	$0.35
Diluted	(0.71)	0.08	(1.60)	0.35

Weighted average common shares outstanding
Basic	123,893,752	125,311,133	123,993,545	125,291,788
Diluted	123,893,752	127,152,479	123,993,545	127,076,178
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

(UNAUDITED)

	June 30,	December 31,
	2016	2015
Assets
Cash	$218,915	$257,272
Mortgage servicing rights ($700,668 and $761,190 carried at fair value)	1,047,142	1,138,569
Advances, net	329,228	444,298
Match funded advances	1,614,447	1,706,768
Loans held for sale ($339,687 and $309,054 carried at fair value)	401,790	414,046
Loans held for investment - Reverse mortgages, at fair value	3,057,564	2,488,253
Receivables, net	307,372	286,981
Premises and equipment, net	63,057	57,626
Other assets ($23,839 and $14,352 carried at fair value)	448,737	586,495
Total assets	$7,488,252	$7,380,308

Liabilities and Equity
Liabilities
Match funded liabilities	$1,431,381	$1,584,049
Financing liabilities ($3,431,054 and $2,933,066 carried at fair value)	3,568,017	3,089,255
Other secured borrowings, net	737,512	762,411
Senior unsecured notes, net	346,179	345,511
Other liabilities	752,011	744,444
Total liabilities	6,835,100	6,525,670

Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 123,986,954 and 124,774,516 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,240	1,248
Additional paid-in capital	524,053	526,148
Retained earnings	127,220	325,929
Accumulated other comprehensive loss, net of income taxes	(1,589)	(1,763)
Total Ocwen stockholders’ equity	650,924	851,562
Non-controlling interest in subsidiaries	2,228	3,076
Total equity	653,152	854,638
Total liabilities and equity	$7,488,252	$7,380,308

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(UNAUDITED)

	For the Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net income (loss)	$(198,419)	$44,295
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of mortgage servicing rights	21,153	70,080
Loss on valuation of mortgage servicing rights, at fair value	59,104	48,480
Impairment of mortgage servicing rights	39,030	1,608
Gain on sale of mortgage servicing rights, net	(2,028)	(56,712)
Realized and unrealized losses on derivative financial instruments	2,080	7,268
Provision for bad debts	32,785	24,686
Depreciation	11,850	8,420
Amortization of debt issuance costs	6,498	7,311
Gain on sale of fixed assets	—	(1,095)
Increase in deferred tax assets	—	(18,909)
Equity-based compensation expense	3,079	3,581
Gain on loans held for sale, net	(43,429)	(89,636)
Origination and purchase of loans held for sale	(2,883,124)	(2,314,488)
Proceeds from sale and collections of loans held for sale	2,789,433	2,517,096
Changes in assets and liabilities:
Decrease in advances and match funded advances	215,525	383,028
Decrease (increase) in receivables and other assets, net	75,208	(29,957)
Increase (decrease) in other liabilities	40,951	(84,690)
Other, net	2,469	14,599
Net cash provided by operating activities	172,165	534,965

Cash flows from investing activities
Origination of loans held for investment - reverse mortgages	(675,665)	(530,402)
Principal payments received on loans held for investment - reverse mortgages	238,838	63,942
Purchase of mortgage servicing rights, net	(12,432)	(6,252)
Proceeds from sale of mortgage servicing rights	15,122	388,938
Proceeds from sale of advances and match funded advances	66,651	128,821
Additions to premises and equipment	(17,312)	(8,038)
Proceeds from sale of premises and equipment	—	4,758
Other	8,179	2,158
Net cash provided by (used in) investing activities	(376,619)	43,925
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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)
(Dollars in thousands)

(UNAUDITED)

	For the Six Months Ended June 30,
	2016	2015
Cash flows from financing activities
Repayment of match funded liabilities	(152,668)	(349,125)
Proceeds from other secured borrowings	4,173,609	3,895,539
Repayments of other secured borrowings	(4,368,903)	(4,455,813)
Payment of debt issuance costs	(2,242)	(18,610)
Proceeds from sale of loans accounted for as a financing	522,981	532,856
Repurchase of common stock	(5,890)	—
Proceeds from exercise of common stock options	406	413
Other	(1,196)	6,457
Net cash provided by (used in) financing activities	166,097	(388,283)

Net increase (decrease) in cash	(38,357)	190,607
Cash at beginning of year	257,272	129,473
Cash at end of period	$218,915	$320,080
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